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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 21, 2003

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862	13-1898818
(Commission File Number)	(I.R.S. Employer (Identification No.)
Eleven Madison Avenue, New York, New York	10010
(Address of principal executive office)	(Zip Code)

(212) 325-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 21, 2003, Credit Suisse Group, our ultimate parent, issued a press release on its financial results for the quarter and year ended December 31, 2002, including information on the financial results of the Credit Suisse First Boston business unit, of which we are a part. The press release is filed herewith as an exhibit and hereby incorporated in its entirety by reference.

We have not reported our financial results for the quarter and year ended December 31, 2002 and will report these results in connection with the filing of our annual report on Form 10-K. Including charges taken in the fourth quarter described in the press release, we expect to report a net loss of approximately USD 380 million and a net profit of approximately USD 290 million for the quarter and year ended December 31, 2002, respectively.

Credit Suisse Group also said in the release that its previously announced after tax loss of USD 250 million from the sale of the Pershing unit will be recorded in the fourth quarter of 2002. As described in our current report on Form 8-K dated January 8, 2003, we expect to record a significant gain from the sale of the Pershing unit upon closing, which is expected in the first half of the year, subject to regulatory approvals and other conditions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  EXHIBITS

Exhibit 99.1    Press release dated January 21, 2003 of Credit Suisse Group

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.
/s/ DAVID C. FISHER
David C. Fisher Chief Financial and Accounting Officer

January 22, 2003

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE